Exhibit 14

LOCKUP AGREEMENT

This Lockup Agreement (this “Agreement”) is made as of November 30, 2007 by and among Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), Erato Corp., a Delaware corporation and wholly owned subsidiary of Laurus (“Erato”), Valens Offshore SPV II, Corp., a Delaware corporation (“VOFF2”), Valens U.S. SPV I, LLC, a Delaware limited liability company (“VUS”), Valens Offshore SPV I, Ltd., a Cayman Islands company (“VOFF1” and together with Laurus, Erato, VOFF2 and VUS, and together with any transferees pursuant to clause (g) of the third succeeding paragraph, the “Laurus/Valens Holders”), Woodside Capital Partners IV, LLC (“Woodside IV”), Woodside Capital Partners IV QP, LLC (“Woodside QP”) and Lehman Brothers Commercial Bank (“Lehman”).

Reference is hereby made to (a)(i) the Common Stock Purchase Warrant to purchase 1,084,338 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), dated as of March 7, 2005, and with an expiration date of March 7, 2013, granted by National Investment Managers Inc., a Florida corporation (the “Company”) to Laurus, and subsequently assigned by Laurus in full to each of (A) Erato, (B) VOFF2 and (C) VUS (the “March 2005 Penny Warrant”), (ii) the Common Stock Purchase Warrant to purchase 643,700 shares of Common Stock dated as of March 7, 2005, and with an expiration date of March 7, 2013, granted by the Company to Laurus and subsequently assigned by Laurus in full to each of (A) Erato, (B) VOFF2 and (C) VUS (the “March 2005 Warrant”), (iii) the Common Stock Purchase Warrant to purchase 700,000 shares of Common Stock dated as of May 30, 2006, and with an expiration date of May 30, 2011, granted by the Company to Laurus and subsequently assigned by Laurus in full to Erato (the “May 2006 Warrant” and together with the March 2005 Penny Warrant and the March 2005 Warrant, the “Laurus/Valens Warrants”), (iv) 1,139,656 shares of the Common Stock held by Erato (the “Erato Shares”), (v) 126,429 shares of the Common Stock held by VOFF2 (the “VOFF2 Shares”), (vi) 3,060,000 shares of the Common Stock held by VOFF1 (the “VOFF1 Shares”) and (vii) 3,051,056 shares of the Common Stock held by VUS (the “VUS Shares” and, together with the Laurus/Valens Warrants, the Common Stock issuable upon exercise of the Laurus/Valens Warrants, the Erato Shares, the VOFF2 Shares, the VOFF1 Shares, all additional shares of Common Stock now or hereafter held by any Laurus/Valens Holders or any of their respective affiliates or any other Person under common control, and all other securities of the Company held by any Laurus/Valens Holders or any of their respective affiliates or any other Person under common control that are convertible or exchangeable into Common Stock of the Company, the “Laurus/Valens Securities”), (b) the Securities Purchase and Loan Agreement, dated as of the date hereof, by and among the Company, Woodside Agency Services, LLC, as collateral agent, Woodside IV, Woodside QP and Lehman (as amended, restated, supplemented and in effect from time to time, the “Securities Purchase Agreement”), (c) the Common Stock Purchase Warrants each dated as of the date hereof granted by the Company to Woodside IV to purchase up to an aggregate 2,610,098 shares of the Company’s Common Stock (the “Woodside IV Warrants”), (d) the Common Stock Purchase Warrants each dated as of the date hereof granted by the Company to Woodside QP to purchase up to an aggregate 3,132,691 shares of the Company’s Common Stock (the “Woodside QP Warrants”) and (e) the Common Stock Purchase Warrants each dated as of the date hereof granted by the Company to Lehman to purchase up to an aggregate 5,742,789 shares of the Company’s Common Stock (the “Lehman Warrants” and together with the Woodside IV Warrants, the Woodside QP Warrants and any shares of common stock issued to

A/72321722.7

Woodside or Lehman as a result of the exercise of any of the foregoing, collectively, the “SPA Securities”). All capitalized terms not otherwise defined herein shall have the meanings specified in the Securities Purchase Agreement.

Each Laurus/Valens Holder hereby represents and warrants to Woodside IV, Woodside QP and Lehman that all of the equity interests in the Company (including Common Stock, preferred stock and all warrants, options and other rights to acquire equity interests of the Company other than in respect of convertible indebtedness to the extent repaid in full in cash on the date hereof) owned by each such Laurus/Valens Holder and its respective affiliates as of the date hereof are described in clause (a) of the immediately preceding sentence and acknowledges that Woodside IV, Woodside QP and Lehman are entering into the Securities Purchase Agreement and the related transaction in reliance on such representation and warranty.

In consideration of good and valuable consideration, receipt of which is hereby acknowledged, without the prior written consent of each of Woodside IV, Woodside QP and Lehman (or any successors or assigns of such Persons), each Laurus/Valens Holder hereby agrees for the period commencing on the date hereof and ending on January 31, 2011 (the “Lock-Up Period”) not to, and to cause its affiliates not to, (i) sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of, pledge, hypothecate or otherwise transfer, directly or indirectly, any Laurus/Valens Securities, (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of the Securities Exchange Act of 1934, as amended, or the rules and regulations of the Securities Exchange Commission promulgated thereunder) with respect to any Laurus/Valens Securities, (iii) enter into any swap or other arrangement that transfers to another person or entity, in whole or in part, any of the economic consequences of ownership of any Laurus/Valens Securities, whether such transaction is to be settled by delivery of Laurus/Valens Securities or such other securities, in cash or otherwise, or (iv) publicly announce any intention to effect any transaction specified in clause (i), (ii) or (iii) above. Notwithstanding the foregoing, (a) so long as no Default or Event of Default under and as defined in the Securities Purchase Agreement exists at such time, the Lock-Up Period shall end, and the restrictions set forth in this Agreement shall have no further force and effect, on the date that the Company delivers to Woodside IV, Woodside QP and Lehman a compliance certificate satisfactory to Woodside IV, Woodside QP and Lehman evidencing the Company’s compliance with the financial covenants contained in Schedule 7.6 of the Securities Purchase Agreement as of December 31, 2009 and stating that no Default or Event of Default has occurred and is continuing, (b) the Lock-Up Period shall end, and the restrictions set forth in this Agreement shall have no further force and effect, on the date that all Obligations under and as defined in the Securities Purchase Agreement have been paid in full, (c) the Laurus/Valens Holders may sell or otherwise dispose of (x) up to 10% of the Laurus/Valens Securities held on the date hereof during the period commencing May 30, 2008 and ending on the first anniversary of the date hereof; provided that, in the event that the recently proposed changes to Rule 144 of the regulations promulgated under the Securities Act of 1933, as amended, do not become effective on or prior to May 30, 2008, the Laurus/Valens Holders may not sell any Laurus/Valens Securities pursuant to this clause (x), (y) up to 15% of the Laurus/Valens Securities held on the date hereof during the period commencing on the first anniversary of the date hereof and ending on the second anniversary of the date hereof and (z) up to 10% of the Laurus/Valens Securities held on the date hereof at any time after the second anniversary of the date hereof (it being understood that such percentage limitations are specific

2

A/72321722.7

to such periods and any unused percentage may not be carried forward to the succeeding periods), (d) in the event that Woodside IV, Woodside QP and/or Lehman sells any of the SPA Securities and the number of SPA Securities sold in the aggregate exceeds (on a percentage basis of the aggregate SPA Securities held on the date hereof) the percentage of the Laurus/Valens Securities permitted to be sold through such date by the Laurus/Valens Holders pursuant to clause (c) above on a cumulative basis, the Laurus/Valens Holders will be permitted to sell additional Laurus/Valens Securities in an amount not exceeding such excess percentage, (e) the Lock-Up Period shall end, and the restrictions set forth in this Agreement shall have no further force and effect, on the first date that a Change of Control (as defined below) shall have occurred so long as no Default or Event of Default exists after giving effect to such Change of Control, (f) the Lock-Up Period shall end, and the restrictions set forth in this Agreement shall have no further force and effect, on the first date that the Company shall transfer all or substantially all of its properties or assets so long as, in each case, no Default or Event of Default exists after giving effect to such transaction and (g) the restrictions set forth in this Agreement shall not apply to transfers in a private transaction (including, without limitation, contributions) from any Laurus/Valens Holders to any Person with a common investment manager so long as, in each case, the transferee agrees to be bound in writing by the restrictions set forth herein. A “Change of Control” shall occur if any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Company (other than a “Person” or “group” that beneficially owns 35% or more of such outstanding voting equity interests of the Company on the date hereof).

In the event that, during the Lock-Up Period, Woodside IV, Woodside QP or Lehman sells any of the SPA Securities in an aggregate amount that would trigger the Laurus/Valens Holders’ ability to sell Laurus/Valens Securities pursuant to clause (d) of the immediately preceding paragraph, Woodside or Lehman, as the case may be, shall provide Laurus with prompt notice of such sale at the address set for on the signature pages hereto.

Delivery of an executed signature page of this letter agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof. This letter agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this letter agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. The letter agreement shall be governed by the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

[Remainder of page intentionally left blank.]

3

A/72321722.7

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

LAURUS MASTER FUND, LTD.

By: Laurus Capital Management, LLC, its investment manager

By: /s/ Patrick Regan

Name: Patrick Regan

Its: Authorized Signatory

Address:

VALENS U.S. SPV I, LLC

By: Valens Capital Management, LLC, its investment manager

By: /s/ Patrick Regan

Name: Patrick Regan

Its: Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By: Valens Capital Management, LLC, its investment manager

By: /s/ Patrick Regan

Name: Patrick Regan

Its: Authorized Signatory

VALENS OFFSHORE SPV II, CORP.

By: Valens Capital Management, LLC, its investment manager

By: /s/ Patrick Regan

Name: Patrick Regan

Its: Authorized Signatory

A/72321722.7

ERATO CORP.

By:

By: /s/ Patrick Regan

Name: Patrick Regan

Its: Authorized Signatory

AGREED AND ACCEPTED:

WOODSIDE CAPITAL PARTNERS IV, LLC

By: /s/ Daphne Firth

Name: Daphne Firth

Title: Executive Vice President

WOODSIDE CAPITAL PARTNERS IV QP, LLC

By: /s/ Daphne Firth

Name: Daphne Firth

Title: Executive Vice President

LEHMAN BROTHERS COMMERCIAL BANK

By: /s/ George Janes

Name: George Janes

Title: Senior Vice President

5

A/72321722.7